PROXY CARD
SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!	PROXY VOTING OPTIONS

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at vote.proxyonline.com using your proxy control number found below

3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
SHAREHOLDER’S REGISTRATION PRINTED HERE
***BOXES FOR TYPSETTING PURPOSES ONLY***
THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS. THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES.

4. By PHONE with a live operator when you call toll-free 1-800-347-4750 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER > 12345678910

FREEDOM DAY DIVIDEND ETF
A Series of EA Series Trust
Special Meeting of Shareholders, October 16, 2026

The undersigned shareholder(s) of the Freedom Day Dividend ETF, a series of EA Series Trust, hereby appoints Michael Barolsky, Sean Hegarty, and Joshua Hinderliter, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of Freedom Day Dividend ETF to be held on October 16, 2026, at 10:00 a.m. Central time, at the offices of the Fund’s administrator, U.S. Bancorp Fund Services, LLC, dba U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, Wisconsin 53202 and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and accompanying Proxy Statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-347-4750. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on October 16, 2026. The proxy statement for this meeting is available at:

https://vote.proxyonline.com/freedomday/docs/specialmeeting2026.pdf

[PROXY ID NUMBER HERE]     [BAR CODE HERE]      [CUSIP HERE]

FREEDOM DAY DIVIDEND ETF	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

	SIGNATURE (AND TITLE IF APPLICABLE)	DATE

	SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.
To approve a new investment sub-advisory agreement among Empowered Funds, LLC dba EA Advisers, Freedom Day Solutions, LLC, and the Trust, on behalf of the Fund. No fee increase will result from approving this proposal;
		○	○	○
2.	To approve the use of a “manager of managers” structure whereby Empowered Funds, LLC dba EA Advisers would be able to hire and replace unaffiliated sub-advisers without shareholder approval;	○	○	○
3.	To approve certain sub-advisory fee payments to the Sub-Adviser; and	○	○	○
4.	To transact such other business as may properly come before the Meeting

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]     [BAR CODE HERE]      [CUSIP HERE]